Exhibit 99.1
Cable One Reports Fourth Quarter and Full Year 2024 Results
February 27, 2025 – PHOENIX – (BUSINESS WIRE) – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable One”) today reported financial and operating results for the quarter and year ended December 31, 2024.

	Three Months Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Revenues	$387,213	$411,815	$(24,602)	(6.0)%
Net income (loss)	$(105,238)	$103,496	$(208,734)	(201.7)%
Net profit margin	(27.2)%	25.1%
Cash flows from operating activities	$167,621	$151,669	$15,952	10.5%
Adjusted EBITDA(1)	$210,971	$226,877	$(15,906)	(7.0)%
Adjusted EBITDA margin(1)	54.5%	55.1%
Capital expenditures	$71,905	$115,600	$(43,695)	(37.8)%
Adjusted EBITDA less capital expenditures(1)	$139,066	$111,277	$27,789	25.0%

	Year Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Revenues	$1,579,542	$1,678,081	$(98,539)	(5.9)%
Net income	$14,480	$224,622	$(210,142)	(93.6)%
Net profit margin	0.9%	13.4%
Cash flows from operating activities	$664,128	$663,170	$958	0.1%
Adjusted EBITDA(1)	$853,986	$916,944	$(62,958)	(6.9)%
Adjusted EBITDA margin(1)	54.1%	54.6%
Capital expenditures	$286,354	$371,028	$(84,674)	(22.8)%
Adjusted EBITDA less capital expenditures(1)	$567,632	$545,916	$21,716	4.0%
“As anticipated, the average revenue per unit (“ARPU”) for our residential data services stabilized during the second half of 2024,” said Julie Laulis, Cable One President and CEO. “For the year, after excluding the impact of customer losses from the expiration of the Affordable Connectivity Program (the "ACP") and customer gains from a small acquisition, our residential data customer base increased by approximately 2,200 subscribers. We believe the steps taken in 2024 continue to fortify the foundation for our phased plan of long-term, sustainable growth."
Fourth Quarter 2024 Highlights:
•Net loss was $105.2 million in the fourth quarter of 2024 compared to net income of $103.5 million in the fourth quarter of 2023. Adjusted EBITDA was $211.0 million in the fourth quarter of 2024 compared to $226.9 million in the fourth quarter of 2023. Net profit margin was negative 27.2% and Adjusted EBITDA margin was 54.5%.
•Net cash provided by operating activities was $167.6 million in the fourth quarter of 2024 compared to $151.7 million in the fourth quarter of 2023. Adjusted EBITDA less capital expenditures was $139.1 million in the fourth quarter of 2024 compared to $111.3 million in the fourth quarter of 2023.
•Total revenues were $387.2 million in the fourth quarter of 2024 compared to $411.8 million in the fourth quarter of 2023. Year-over-year, residential data revenues decreased 5.4% and business data revenues increased 2.3%.
•Residential data ARPU was $79.72 for the fourth quarter of 2024, a $0.11 sequential increase from the third quarter of 2024.
•The Company paid $16.9 million in dividends during the fourth quarter of 2024.
•In October 2024, the Company amended its existing credit agreement to, among other things, increase the borrowing capacity of the Company's revolving credit facility (the "Revolver") by $250.0 million to $1.25 billion.
•In December 2024, the Company amended its agreement with Mega Broadband Investments Holdings LLC, a data, video and voice services provider ("MBI"), to provide for a new call option and the deferral of any exercise and closing of the put option held by other investors in MBI for the remaining equity interests in MBI that the Company does not already own (the "MBI Amendment"), enabling the Company to improve its balance sheet flexibility and future anticipated leverage levels.
Full Year 2024 Highlights:
•Net income was $14.5 million in 2024 compared to $224.6 million in 2023. Adjusted EBITDA was $854.0 million in 2024 compared to $916.9 million in 2023. Net profit margin was 0.9% and Adjusted EBITDA margin was 54.1%.
•Net cash provided by operating activities was $664.1 million in 2024 compared to $663.2 million in 2023. Adjusted EBITDA less capital expenditures was $567.6 million in 2024 compared to $545.9 million in 2023.
•Total revenues were $1.58 billion in 2024 and $1.68 billion in 2023. Year-over-year, residential data revenues decreased 5.5% and business data revenues increased 2.6%.
•The Company paid $67.9 million in dividends during 2024.
•The Company repaid $200.0 million of Revolver borrowings during 2024 and borrowed $175.0 million under the Revolver in December 2024 in conjunction with the MBI Amendment.

(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EBITDA less capital expenditures are defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. Refer to the “Reconciliations of Non-GAAP Measures” tables within this press release.

Fourth Quarter 2024 Financial Results Compared to Fourth Quarter 2023

Revenues decreased $24.6 million, or 6.0%, to $387.2 million for the fourth quarter of 2024. Residential data revenues decreased $13.1 million, or 5.4%, year-over-year due primarily to a 5.0% decrease in ARPU as a result of the implementation of targeted pricing and product offerings in certain markets, including amongst value-conscious customers, and a reduction in subscribers, driven by the expiration of the ACP. Residential video revenues decreased $8.4 million, or 14.2%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted earlier in 2024. Business data revenues increased $1.3 million, or 2.3%, year-over-year due primarily to an increase in subscribers.

Net loss was $105.2 million in the fourth quarter of 2024 compared to net income of $103.5 million in the prior year quarter. The year-over-year decrease was due primarily to a $195.7 million unfavorable change in the non-cash fair value adjustment associated with the call and put options to acquire the remaining equity interests in MBI and a $111.7 million non-cash impairment of the Company's MBI investment, partially offset by a $71.5 million gain recognized on the MBI Amendment during the fourth quarter of 2024. Net profit margin was negative 27.2% in the fourth quarter of 2024 compared to 25.1% in the prior year quarter.
Adjusted EBITDA was $211.0 million and $226.9 million for the fourth quarter of 2024 and 2023, respectively. Adjusted EBITDA margin was 54.5% in the fourth quarter of 2024 compared to 55.1% in the prior year quarter.
Net cash provided by operating activities was $167.6 million in the fourth quarter of 2024 compared to $151.7 million in the fourth quarter of 2023. The increase was driven primarily by favorable changes in working capital balances and reductions in cash paid for income taxes and interest, partially offset by lower Adjusted EBITDA. Capital expenditures for the fourth quarter of 2024 totaled $71.9 million compared to $115.6 million for the fourth quarter of 2023. Adjusted EBITDA less capital expenditures for the fourth quarter of 2024 was $139.1 million compared to $111.3 million in the prior year quarter.
Full Year 2024 Financial Results Compared to Full Year 2023
Revenues decreased $98.5 million, or 5.9%, to $1.58 billion for 2024. Residential data revenues decreased $53.4 million, or 5.5%, year-over-year due primarily to a 4.9% decrease in ARPU as a result of the implementation of targeted pricing and product offerings in certain markets, including amongst value-conscious customers, and a reduction in subscribers, driven by the expiration of the ACP. Residential video revenues decreased $35.9 million, or 13.9%, year-over-year due primarily to a decrease in residential video subscribers, partially offset by a rate adjustment enacted in 2024. Business data revenues increased $5.8 million, or 2.6%, year-over-year due primarily to an increase in subscribers.
Net income was $14.5 million in 2024 compared to $224.6 million in the prior year. The year-over-year decrease was due primarily to a $174.2 million unfavorable change in the non-cash fair value adjustment associated with the call and put options to acquire the remaining equity interests in MBI and a $111.7 million non-cash impairment of the Company's MBI investment, partially offset by a $71.5 million gain recognized on the MBI Amendment during 2024. Net profit margin was 0.9% in 2024 compared to 13.4% in the prior year.
Adjusted EBITDA was $854.0 million and $916.9 million for 2024 and 2023, respectively. Adjusted EBITDA margin was 54.1% in 2024 compared to 54.6% in the prior year.
Net cash provided by operating activities was $664.1 million in 2024 compared to $663.2 million in 2023. The increase was driven by favorable changes in working capital and reductions in cash paid for income taxes and interest, largely offset by a decrease in Adjusted EBITDA. Capital expenditures for 2024 totaled $286.4 million compared to $371.0 million for 2023. Adjusted EBITDA less capital expenditures for 2024 was $567.6 million compared to $545.9 million in the prior year.

Liquidity and Capital Resources
At December 31, 2024, the Company had $153.6 million of cash and cash equivalents on hand compared to $190.3 million at December 31, 2023. The Company’s debt balance was $3.62 billion and $3.68 billion at December 31, 2024 and 2023, respectively.

In October 2024, the Company amended its existing credit agreement to, among other things, increase the borrowing capacity of the Revolver by $250.0 million to $1.25 billion. The Company had $313.0 million of borrowings and $937.0 million available for borrowing under its Revolver as of December 31, 2024.
The Company paid $16.9 million in dividends to stockholders during the fourth quarter of 2024. During 2024, the Company paid $67.9 million in dividends.
The Company repaid $50.0 million under the Revolver during the fourth quarter of 2024, bringing total repayments under the Revolver to $200.0 million during 2024. The Company also borrowed $175.0 million under the Revolver in December 2024 in connection with the MBI Amendment.
The Company's capital expenditures by category were as follows for the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Customer premise equipment(1)	$22,446	$17,045	$59,876	$62,066
Commercial(2)	5,923	11,181	20,996	38,893
Scalable infrastructure(3)	5,275	26,441	31,334	54,097
Line extensions(4)	13,067	17,943	61,326	51,466
Upgrade/rebuild(5)	3,941	13,521	30,486	60,898
Support capital(6)	21,253	29,469	82,336	103,608
Total	$71,905	$115,600	$286,354	$371,028

(1)Customer premise equipment includes costs incurred at customer locations, including installation costs and customer premise equipment (e.g., modems and set-top boxes).
(2)Commercial includes costs related to securing business services customers and primary service units ("PSUs"), including small and medium-sized businesses and enterprise customers.
(3)Scalable infrastructure includes costs not related to customer premise equipment to secure growth of new customers and PSUs or provide service enhancements (e.g., headend equipment).
(4)Line extensions include network costs associated with entering new service areas (e.g., fiber/coaxial cable, amplifiers, electronic equipment, make-ready and design engineering).
(5)Upgrade/rebuild includes costs to modify or replace existing fiber/coaxial cable networks, including betterments.
(6)Support capital includes costs associated with the replacement or enhancement of non-network assets due to technological and physical obsolescence (e.g., non-network equipment, land, buildings and vehicles) and capitalized internal labor costs not associated with customer installation activities.
Conference Call
Cable One will host a conference call with the financial community to discuss results for the fourth quarter and full year 2024 on Thursday, February 27, 2025, at 5 p.m. Eastern Time (ET).
The conference call will be available via an audio webcast on the Cable One Investor Relations website at ir.cableone.net or by dialing 1-888-800-3155 (International: 1-646-307-1696) and using the access code 1202376. Participants should register for the webcast or dial in for the conference call shortly before 5 p.m. ET.
A replay of the call will be available from February 27, 2025 until March 13, 2025 at ir.cableone.net.

Additional Information Available on Website
The information in this press release should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 (the "2024 Form 10-K"), which will be posted on the “SEC Filings” section of the Cable One Investor Relations website at ir.cableone.net when it is filed with the Securities and Exchange Commission (the “SEC”). Investors and others interested in more information about Cable One should consult the Company’s website, which is regularly updated with financial and other important information about the Company.
Use of Non-GAAP Financial Measures
The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA are non-GAAP financial measures and should be considered in addition to, not as superior to, or as a substitute for, net income (loss), net profit margin, net cash provided by operating activities or capital expenditures as a percentage of net income (loss) reported in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA less capital expenditures are reconciled to net income (loss), Adjusted EBITDA margin is reconciled to net profit margin and capital expenditures as a percentage of Adjusted EBITDA is reconciled to capital expenditures as a percentage of net income (loss). Adjusted EBITDA less capital expenditures is also reconciled to net cash provided by operating activities. These reconciliations are included in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Adjusted EBITDA” is defined as net income (loss) plus net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, severance and contract termination costs, acquisition-related costs, net (gain) loss on asset sales and disposals, system conversion costs, rebranding costs, government program exit costs, net equity method investment (income) loss, net other (income) expense and any other special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s business as well as other non-cash or special items and is unaffected by the Company’s capital structure or investment activities. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s cash cost of debt financing. These costs are evaluated through other financial measures.
“Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by total revenues.
“Adjusted EBITDA less capital expenditures,” when used as a liquidity measure, is calculated as net cash provided by operating activities excluding the impact of capital expenditures, net interest expense, income tax provision (benefit), changes in operating assets and liabilities, change in deferred income taxes and other special items, as applicable, as provided in the “Reconciliations of Non-GAAP Measures” tables within this press release.
“Capital expenditures as a percentage of Adjusted EBITDA” is defined as capital expenditures divided by Adjusted EBITDA.
The Company uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA to assess its performance, and it also uses Adjusted EBITDA less capital expenditures as an indicator of its ability to fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit agreement and the indenture governing the Company’s non-convertible senior unsecured notes to determine compliance with the covenants contained in the credit agreement and the ability to take certain actions under the indenture governing the non-convertible senior unsecured notes. Adjusted EBITDA, capital expenditures as a percentage of Adjusted EBITDA, and Adjusted EBITDA less capital expenditures are also significant performance measures that have been used by the Company in its incentive compensation programs. Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.
The Company believes that Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures as a percentage of Adjusted EBITDA are useful to investors in evaluating the operating performance of the Company. The Company believes that Adjusted EBITDA less capital expenditures is useful to investors as it shows the Company’s performance while taking into account cash outflows for capital expenditures and is one of several indicators of the Company’s ability to service debt, make investments and/or return capital to its stockholders.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures, capital expenditures as a percentage of Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measures of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA less capital expenditures and capital expenditures as a percentage of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.
About Cable One
Cable One, Inc. (NYSE:CABO) is a leading broadband communications provider delivering exceptional service and enabling more than 1 million residential and business customers across 24 states to thrive and stay connected to what matters most. Through Sparklight® and the associated Cable One family of brands, we're not just shaping the future of connectivity–we're transforming it with a commitment to innovation, reliability and customer experience at our core.

Our robust infrastructure and cutting-edge technology don't just keep our customers connected; they drive progress in education, business and everyday life. We're dedicated to bridging the digital divide, empowering our communities and fostering a more connected world. When our customers choose Cable One, they are choosing a team that is always working for them–one that believes in the relentless pursuit of reliability, because being a trusted neighbor isn't just what we do–it's who we are.
Contacts

Trish Niemann	Todd Koetje
Vice President, Communications Strategy	Chief Financial Officer
602-364-6372	investor_relations@cableone.biz
patricia.niemann@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This communication and the related conference call may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, technologies, acquisitions and strategic investments, market expansion plans, dividend policy, capital allocation, financing strategy, the purchase price payable if the call option or put option associated with the remaining equity interests in MBI is exercised (such purchase price, the "Call Price" or "Put Price", as applicable) and the anticipated timeline to consummate such transaction, the Company's ability and sources of capital to fund the Call Price or Put Price, MBI's future indebtedness and the Company's financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the 2024 Form 10-K to be filed with the SEC:
•rising levels of competition from historical and new entrants in the Company’s markets;
•recent and future changes in technology, and the Company's ability to develop, deploy and operate new technologies, service offerings and customer service platforms;
•risks associated with the Company's use of artificial intelligence;
•the Company’s ability to continue to grow its residential data and business data revenues and customer base;
•increases in programming costs and retransmission fees;
•the Company’s ability to obtain hardware, software and operational support from vendors;
•risks that the Company may fail to realize the benefits anticipated as a result of the Company's purchase of the remaining interests in Hargray Acquisition Holdings, LLC that the Company did not already own;
•risks relating to existing or future acquisitions and strategic investments by the Company, including risks associated with the potential exercise of the call option or put option associated with the remaining equity interests in MBI;
•risks that the implementation of the Company’s unified billing system disrupts business operations;
•the integrity and security of the Company’s network and information systems;
•the impact of possible security breaches and other disruptions, including cyber-attacks;
•the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•additional regulation of the Company’s video and voice services or changes to government subsidy programs;
•the Company’s ability to renew cable system franchises;
•increases in pole attachment costs;
•changes in local governmental franchising authority and broadcast carriage regulations;
•the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
•the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•risks associated with the Company’s convertible indebtedness;
•the Company’s ability to continue to pay dividends;
•provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
•adverse economic conditions, labor shortages, supply chain disruptions, changes in rates of inflation and the level of move activity in the housing sector;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, have, and may in the future, disrupt the Company's business and operations, which could materially affect the Company's business, financial condition, results of operations and cash flows;
•lower demand for the Company's residential data and business data products;
•fluctuations in the Company’s stock price;
•dilution from equity awards, convertible indebtedness and potential future convertible debt and stock issuances;
•damage to the Company’s reputation or brand image;
•the Company’s ability to retain key employees (whom the Company refers to as associates);
•the Company’s ability to incur future indebtedness;
•provisions in the Company’s charter that could limit the liabilities for directors; and
•the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to those described under "Risk Factors" in its latest Annual Report on Form 10-K and in its subsequent filings with the SEC.
Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands, except per share data)	2024	2023	$ Change	% Change
Revenues:
Residential data	$229,269	$242,340	$(13,071)	(5.4)%
Residential video	50,850	59,247	(8,397)	(14.2)%
Residential voice	7,430	8,755	(1,325)	(15.1)%
Business data	57,589	56,318	1,271	2.3%
Business other	16,489	19,561	(3,072)	(15.7)%
Other	25,586	25,594	(8)	—%
Total Revenues	387,213	411,815	(24,602)	(6.0)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	99,858	106,265	(6,407)	(6.0)%
Selling, general and administrative	96,353	89,022	7,331	8.2%
Depreciation and amortization	85,635	87,305	(1,670)	(1.9)%
(Gain) loss on asset sales and disposals, net	3,786	1,994	1,792	89.9%
Total Costs and Expenses	285,632	284,586	1,046	0.4%
Income from operations	101,581	127,229	(25,648)	(20.2)%
Interest expense, net	(33,040)	(37,070)	4,030	(10.9)%
Other income (expense), net	(57,201)	66,683	(123,884)	(185.8)%
Income before income taxes and equity method investment income (loss), net	11,340	156,842	(145,502)	(92.8)%
Income tax provision (benefit)	(22,315)	20,266	(42,581)	(210.1)%
Income before equity method investment income (loss), net	33,655	136,576	(102,921)	(75.4)%
Equity method investment income (loss), net	(138,893)	(33,080)	(105,813)	NM
Net income (loss)	$(105,238)	$103,496	$(208,734)	(201.7)%

Net Income (Loss) per Common Share:
Basic	$(18.71)	$18.46	$(37.17)	(201.4)%
Diluted	$(18.71)	$17.44	$(36.15)	(207.3)%
Weighted Average Common Shares Outstanding:
Basic	5,623,747	5,606,607	17,140	0.3%
Diluted	5,623,747	6,025,092	(401,345)	(6.7)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$24,933	$(35,624)	$60,557	(170.0)%
Comprehensive income (loss)	$(80,305)	$67,872	$(148,177)	(218.3)%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Year Ended December 31,
(dollars in thousands, except per share data)	2024	2023	$ Change	% Change
Revenues
Residential data	$925,854	$979,296	$(53,442)	(5.5)%
Residential video	222,036	257,966	(35,930)	(13.9)%
Residential voice	31,958	37,088	(5,130)	(13.8)%
Business data	228,197	222,411	5,786	2.6%
Business other	72,279	82,116	(9,837)	(12.0)%
Other	99,218	99,204	14	—%
Total Revenues	1,579,542	1,678,081	(98,539)	(5.9)%
Costs and Expenses:
Operating (excluding depreciation and amortization)	416,819	440,916	(24,097)	(5.5)%
Selling, general and administrative	365,956	354,663	11,293	3.2%
Depreciation and amortization	341,754	342,891	(1,137)	(0.3)%
(Gain) loss on asset sales and disposals, net	13,134	12,708	426	3.4%
Total Costs and Expenses	1,137,663	1,151,178	(13,515)	(1.2)%
Income from operations	441,879	526,903	(85,024)	(16.1)%
Interest expense, net	(137,997)	(151,578)	13,581	(9.0)%
Other income (expense), net	(59,705)	36,071	(95,776)	NM
Income before income taxes and equity method investment income (loss), net	244,177	411,396	(167,219)	(40.6)%
Income tax provision	25,201	72,838	(47,637)	(65.4)%
Income before equity method investment income (loss), net	218,976	338,558	(119,582)	(35.3)%
Equity method investment income (loss), net	(204,496)	(113,936)	(90,560)	79.5%
Net income	$14,480	$224,622	$(210,142)	(93.6)%

Net Income per Common Share:
Basic	$2.58	$39.76	$(37.18)	(93.5)%
Diluted	$3.43	$38.08	$(34.65)	(91.0)%
Weighted Average Common Shares Outstanding:
Basic	5,621,408	5,648,934	(27,526)	(0.5)%
Diluted	6,035,747	6,062,331	(26,584)	(0.4)%

Unrealized gain (loss) on cash flow hedges and other, net of tax	$11,355	$(13,286)	$24,641	(185.5)%
Comprehensive income	$25,835	$211,336	$(185,501)	(87.8)%

NM = Not meaningful.

CABLE ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par values)	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$153,631	$190,289
Accounts receivable, net	57,742	93,973
Prepaid and other current assets	67,862	58,116
Total Current Assets	279,235	342,378
Equity investments	815,812	1,038,024
Property, plant and equipment, net	1,789,955	1,791,120
Intangible assets, net	2,532,855	2,595,892
Goodwill	929,609	928,947
Other noncurrent assets	178,429	63,149
Total Assets	$6,525,895	$6,759,510

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued liabilities	$167,271	$156,645
Deferred revenue	27,889	27,169
Current portion of long-term debt	18,712	19,023
Total Current Liabilities	213,872	202,837
Long-term debt	3,571,536	3,626,928
Deferred income taxes	914,042	950,919
Other noncurrent liabilities	30,413	169,556
Total Liabilities	4,729,863	4,950,240

Stockholders' Equity:
Preferred stock ($0.01 par value; 4,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized; 6,175,399 shares issued; and 5,619,365 and 5,616,987 shares outstanding as of December 31, 2024 and 2023, respectively)	62	62
Additional paid-in capital	639,288	607,574
Retained earnings	1,708,244	1,761,667
Accumulated other comprehensive income (loss)	48,100	36,745
Treasury stock, at cost (556,034 and 558,412 shares held as of December 31, 2024 and 2023, respectively)	(599,662)	(596,778)
Total Stockholders' Equity	1,796,032	1,809,270
Total Liabilities and Stockholders' Equity	$6,525,895	$6,759,510

CABLE ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(105,238)	$103,496	$14,480	$224,622
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	85,635	87,305	341,754	342,891
Amortization of debt discount and issuance costs	2,303	2,215	8,923	9,019
Equity-based compensation	8,782	7,601	31,714	29,420
Write-off of debt issuance costs	—	—	—	3,340
Change in deferred income taxes	(10,327)	5,845	(40,417)	(5,387)
(Gain) loss on asset sales and disposals, net	3,786	1,994	13,134	12,708
Equity method investment (income) loss, net	138,893	33,080	204,496	113,936
Fair value adjustments	128,976	(66,591)	139,143	(39,514)
Gain on MBI Amendment	(71,486)	—	(71,486)	—
Changes in operating assets and liabilities:
Accounts receivable, net	707	(7,642)	36,431	(19,590)
Prepaid and other current assets	(14,365)	3,045	(16,598)	(2,227)
Accounts payable and accrued liabilities	8,911	(17,902)	19,894	(10,664)
Deferred revenue	1,735	(91)	490	3,463
Other	(10,691)	(686)	(17,830)	1,153
Net cash provided by operating activities	167,621	151,669	664,128	663,170

Cash flows from investing activities:
Purchase of business	—	—	(4,326)	—
Cash paid for MBI Amendment	(295,214)		(295,214)	—
Cash paid for debt and equity investments	—	(13,890)	(20,000)	(29,410)
Dividends received	45,214	—	45,214	—
Capital expenditures	(71,905)	(115,600)	(286,354)	(371,028)
Change in accrued expenses related to capital expenditures	(2,893)	2,630	(8,682)	3,324
Purchase of wireless licenses	—	(2,750)	(625)	(2,750)
Proceeds from asset sales and disposals	2,404	168	5,542	1,230
Proceeds from sales of equity investments	—	—	—	56,730
Net cash used in investing activities	(322,394)	(129,442)	(564,445)	(341,904)

Cash flows from financing activities:
Proceeds from debt borrowings	175,000	—	175,000	638,000
Payment of debt issuance costs	(1,593)	—	(1,593)	(8,096)
Debt repayments	(74,595)	(54,711)	(238,961)	(807,633)
Repurchase of common stock	—	—	—	(99,614)
Payment of withholding tax for equity awards	(114)	(93)	(2,884)	(2,484)
Dividends paid to stockholders	(16,935)	(16,766)	(67,903)	(66,300)
Net cash provided by (used in) financing activities	81,763	(71,570)	(136,341)	(346,127)

Change in cash and cash equivalents	(73,010)	(49,343)	(36,658)	(24,861)
Cash and cash equivalents, beginning of period	226,641	239,632	190,289	215,150
Cash and cash equivalents, end of period	$153,631	$190,289	$153,631	$190,289

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$39,919	$45,131	$149,092	$160,224
Cash paid for income taxes, net of refunds received	$5,726	$16,151	$81,577	$92,456

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net income (loss)	$(105,238)	$103,496	$(208,734)	(201.7)%
Net profit margin	(27.2)%	25.1%

Plus: Interest expense, net	33,040	37,070	(4,030)	(10.9)%
Income tax provision (benefit)	(22,315)	20,266	(42,581)	(210.1)%
Depreciation and amortization	85,635	87,305	(1,670)	(1.9)%
Equity-based compensation	8,782	7,601	1,181	15.5%
Severance and contract termination costs	1,685	1,673	12	0.7%
Acquisition-related costs	731	473	258	54.5%
(Gain) loss on asset sales and disposals, net	3,786	1,994	1,792	89.9%
System conversion costs	3,566	602	2,964	NM
Rebranding costs	5,205	—	5,205	NM
Equity method investment (income) loss, net	138,893	33,080	105,813	NM
Other (income) expense, net	57,201	(66,683)	123,884	(185.8)%
Adjusted EBITDA	$210,971	$226,877	$(15,906)	(7.0)%
Adjusted EBITDA margin	54.5%	55.1%

Less: Capital expenditures	$71,905	$115,600	$(43,695)	(37.8)%
Capital expenditures as a percentage of net income (loss)	(68.3)%	111.7%
Capital expenditures as a percentage of Adjusted EBITDA	34.1%	51.0%

Adjusted EBITDA less capital expenditures	$139,066	$111,277	$27,789	25.0%

NM = Not meaningful.

	Three Months Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net cash provided by operating activities	$167,621	$151,669	$15,952	10.5%
Capital expenditures	(71,905)	(115,600)	43,695	(37.8)%
Interest expense, net	33,040	37,070	(4,030)	(10.9)%
Amortization of debt discount and issuance costs	(2,303)	(2,215)	(88)	4.0%
Income tax provision (benefit)	(22,315)	20,266	(42,581)	(210.1)%
Changes in operating assets and liabilities	13,703	23,276	(9,573)	(41.1)%
Change in deferred income taxes	10,327	(5,845)	16,172	NM
Acquisition-related costs	731	473	258	54.5%
Severance and contract termination costs	1,685	1,673	12	0.7%
System conversion costs	3,566	602	2,964	NM
Rebranding costs	5,205	—	5,205	NM
Gain on MBI Amendment	71,486	—	71,486	NM
Fair value adjustments	(128,976)	66,591	(195,567)	NM
Other (income) expense, net	57,201	(66,683)	123,884	(185.8)%
Adjusted EBITDA less capital expenditures	$139,066	$111,277	$27,789	25.0%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited)

	Year Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net income	$14,480	$224,622	$(210,142)	(93.6)%
Net profit margin	0.9%	13.4%

Plus: Interest expense, net	137,997	151,578	(13,581)	(9.0)%
Income tax provision	25,201	72,838	(47,637)	(65.4)%
Depreciation and amortization	341,754	342,891	(1,137)	(0.3)%
Equity-based compensation	31,714	29,420	2,294	7.8%
Severance and contract termination costs	9,176	2,890	6,286	217.5%
Acquisition-related costs	1,618	1,331	287	21.6%
(Gain) loss on asset sales and disposals, net	13,134	12,708	426	3.4%
System conversion costs	7,040	801	6,239	NM
Rebranding costs	6,765	—	6,765	NM
Government program exit costs	906	—	906	NM
Equity method investment (income) loss, net	204,496	113,936	90,560	79.5%
Other (income) expense, net	59,705	(36,071)	95,776	NM
Adjusted EBITDA	$853,986	$916,944	$(62,958)	(6.9)%
Adjusted EBITDA margin	54.1%	54.6%

Less: Capital expenditures	$286,354	$371,028	$(84,674)	(22.8)%
Capital expenditures as a percentage of net income	1977.6%	165.2%
Capital expenditures as a percentage of Adjusted EBITDA	33.5%	40.5%

Adjusted EBITDA less capital expenditures	$567,632	$545,916	$21,716	4.0%

NM = Not meaningful.

CABLE ONE, INC.
RECONCILIATIONS OF NON-GAAP MEASURES (Continued)
(Unaudited)

	Year Ended December 31,
(dollars in thousands)	2024	2023	$ Change	% Change
Net cash provided by operating activities	$664,128	$663,170	$958	0.1%
Capital expenditures	(286,354)	(371,028)	84,674	(22.8)%
Interest expense, net	137,997	151,578	(13,581)	(9.0)%
Amortization of debt discount and issuance costs	(8,923)	(9,019)	96	(1.1)%
Income tax provision	25,201	72,838	(47,637)	(65.4)%
Changes in operating assets and liabilities	(22,387)	27,865	(50,252)	(180.3)%
Write-off of debt issuance costs	—	(3,340)	3,340	(100.0)%
Change in deferred income taxes	40,417	5,387	35,030	NM
Acquisition-related costs	1,618	1,331	287	21.6%
Severance and contract termination costs	9,176	2,890	6,286	217.5%
System conversion costs	7,040	801	6,239	NM
Rebranding costs	6,765	—	6,765	NM
Government program exit costs	906	—	906	NM
Gain on MBI Amendment	71,486	—	71,486	NM
Fair value adjustments	(139,143)	39,514	(178,657)	NM
Other (income) expense, net	59,705	(36,071)	95,776	NM
Adjusted EBITDA less capital expenditures	$567,632	$545,916	$21,716	4.0%

NM = Not meaningful.

CABLE ONE, INC.
OPERATING STATISTICS
(Unaudited)

	As of December 31,
(in thousands, except percentages and ARPU data)	2024	2023	Change	% Change
Passings (previously called Homes Passed)	2,841.6	2,774.9	66.7	2.4%

Residential Customers	983.0	994.4	(11.4)	(1.1)%

Data PSUs(1)	955.0	960.5	(5.5)	(0.6)%
Video PSUs	107.4	134.2	(26.8)	(20.0)%
Voice PSUs	67.3	79.2	(11.9)	(15.0)%
Total residential PSUs	1,129.7	1,173.8	(44.1)	(3.8)%

Business Customers	105.9	102.6	3.2	3.1%

Data PSUs	100.2	98.8	1.4	1.4%
Video PSUs	6.7	8.1	(1.4)	(16.9)%
Voice PSUs	38.4	39.5	(1.1)	(2.8)%
Total business services PSUs	145.3	146.4	(1.1)	(0.7)%

Total Customers	1,088.8	1,097.0	(8.2)	(0.7)%
Total non-video	970.5	952.3	18.2	1.9%
Percent of total	89.1%	86.8%		2.3%

Data PSUs	1,055.2	1,059.3	(4.1)	(0.4)%
Video PSUs	114.1	142.3	(28.1)	(19.8)%
Voice PSUs	105.8	118.7	(13.0)	(10.9)%
Total PSUs	1,275.1	1,320.2	(45.2)	(3.4)%

Penetration
Data	37.1%	38.2%		(1.0)%
Video	4.0%	5.1%		(1.1)%
Voice	3.7%	4.3%		(0.6)%

Share of Fourth Quarter Revenues
Residential data	59.2%	58.8%		0.4%
Business services	19.1%	18.4%		0.7%
Total	78.3%	77.3%		1.1%

ARPU - Fourth Quarter
Residential data(2)	$79.72	$83.95	$(4.23)	(5.0)%
Residential video(2)	$154.44	$143.78	$10.66	7.4%
Residential voice(2)	$36.05	$36.24	$(0.19)	(0.5)%
Business services(3)	$236.84	$246.35	$(9.51)	(3.9)%

Note: All totals, percentages and year-over-year changes are calculated using exact numbers. Minor differences may exist due to rounding.
(1)Amount as of December 31, 2024 includes 2,100 residential data PSUs associated with a small acquisition.
(2)ARPU values represent the applicable quarterly residential service revenues (excluding installation and activation fees) divided by the corresponding average of the number of PSUs at the beginning and end of each period, divided by three, except that for any PSUs added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent the applicable residential service revenues (excluding installation and activation fees) divided by the pro-rated average number of PSUs during such period.
(3)ARPU values represent quarterly business services revenues divided by the average of the number of business customer relationships at the beginning and end of each period, divided by three, except that for any business customer relationships added or subtracted as a result of an acquisition or divestiture occurring during the period, the associated ARPU values represent business services revenues divided by the pro-rated average number of business customer relationships during such period.